BYLAWS

                                      OF

                       DIEHL GRAPHSOFT - MARYLAND, INC.


                                  ARTICLE I

                                 Stockholders

Section 1.  Annual Meetings

            The annual meeting of the stockholders of the Corporation shall be held on such date within the month of November as may be fixed from time to time by the Board of Directors. Not less than 10 nor more than 90 days written or printed notice stating the place, day, and hour of each annual meeting shall be given in the manner provided in Section 1 of Article IX hereof. The business to be transacted at the annual meetings shall include the election of the class of directors to be elected at such meeting, consideration and action upon the reports of officers and directors, and any other business within the power of the Corporation. All annual meetings shall be general meetings at which any business may be considered without being specified as a purpose in the notice unless otherwise required by law.

Section 2. Special Meetings Called by Chairman of the Board, President or Board of Directors

            At any time in the interval between annual meetings, special meetings of stockholders may be called by the Chairman of the Board, or by the President, or by the Board of Directors. Not less than 10 days nor more than 90 days written notice stating the place, day, and hour of such meeting and the matters proposed to be acted on thereat shall be given in the manner provided in Section 1 of Article IX. No business shall be transacted at any special meeting except that specified in the notice.

Section 3.  Special Meeting Called by Stockholders

            Upon the request in writing delivered to the Secretary by the stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting, it shall be the duty of the Secretary to call a special meeting of the stockholders. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. No such meeting shall be required to be called for the election of directors except under the circumstances set forth in Section 10 of Article I or Sections 7(b) or 7(c) of these Bylaws. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than 10 nor more than 90 days notice of the time, place, and purpose of the meeting in the manner provided in Section 1 of Article IX.
 Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.

Section 4.  Place of Meetings

            All meetings of stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may be fixed from time to time by the Board of Directors and designated in the notice.

Section 5.  Quorum

            At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum. In the absence of a quorum, the Chairman of the meeting, or stockholders present in person or by proxy acting by majority vote, may adjourn the meeting from time to time without notice other than by announcement at the meeting, but not for a period exceeding 120 days after the original record date, until a quorum shall attend.

Section 6.  Adjourned Meetings

            A meeting of stockholders convened on the date for which it was called (including one adjourned to achieve a quorum as above provided in Section 5 of this Article) may be adjourned (in the manner provided in said
Section 5) from time to time without further notice other than by announcement at the meeting to a date not more than 120 days after the original record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

Section 7.  Voting

            A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

            A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any other matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Charter. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in
Article VIII, Section 3 of these Bylaws. Unless otherwise provided in the Charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8.  Proxies

            A stockholder may vote the shares owned of record either in person or by proxy. The proxy shall be in writing and shall be signed by the stockholder or by the stockholder's duly authorized attorney-in-fact or be in such other form as may be permitted by the Maryland General Corporation Law, including documents conveyed by electronic transmission. A copy, facsimile transmission, or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used. Every proxy shall be dated, but need not be sealed, witnessed, or acknowledged. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joiner of the co-owner(s) or co-fiduciary(ies), unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joiner of more than one is to be required. At all meetings of stockholders, the proxies shall be filed with and verified by the Secretary of the Corporation, or, if the meeting shall so decide, by the Secretary of the meeting.

Section 9.  Order of Business

            At all meetings of stockholders, any stockholder present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

            (1)    Organization;

            (2) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of notice.)

            (3) Submission by Secretary of the Corporation to the Chairman of the meeting of a list of the stockholders entitled to vote, present in person or by proxy;

            (4) A reading of unapproved minutes of preceding meetings and action thereon;

            (5)    Reports;

            (6) If an annual meeting, or a special meeting called for that purpose, the election of directors;

            (7)    Unfinished business;

            (8)    New business; and,

            (9)    Adjournment.

Section 10.  Removal of Directors

            At any special meeting of the stockholders called in the manner provided for by this Article, the stockholders, by the vote required by the Charter, may remove any director from office, but only for cause as provided in the Charter, and may elect a successor to fill the resulting vacancy for the remainder of the term of the removed director.

Section 11.  Informal Action by Stockholders

            Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the stockholders entitled to vote thereon, a written waiver of any right to dissent is signed by each stockholder entitled to notice of, but not the right to vote on, such action and such consent is filed with the records of stockholders' meetings.

Section 12. Advance Notice of Matters to be Presented at an Annual Meeting of Stockholders

            At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting as set forth below. To be properly brought before an annual meeting, such business must (1) be specified in the notice of the meeting (or any supplement thereto) given by the Corporation pursuant to Section 1 of Article IX of these bylaws, or (2) be brought before the meeting by or under the direction of the Board of Directors (or the Chairman of the Board or the President), or (3) be properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, not less than 20 days nor more than 30 days prior to the meeting (or, with respect to a proposal required to be included in the Company's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received); provided, however, that in the event that less than 30 days notice or prior public disclosure of the date of the meeting is given or made by the Corporation, notice by the stockholder to be timely must be so received by the Secretary not later than the close of business on the 10th day following the earlier of the day on which the Corporation's notice of the date of the annual meeting was mailed or the day on which the Corporation's first public disclosure of the date of the annual meeting was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

            Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12.

            The Chairman of the meeting shall have the authority, if the facts warrant, to determine that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 13.  Advance Notice of Nominees for Directors

            Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders or at a special meeting of stockholders as to which the notice of meeting provides for election of directors, by or under the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or under the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, such stockholder's notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 20 days nor more than 30 days prior to the meeting; provided, however, that in the event that less than 30 days' notice or prior public disclosure of the date of the meeting is given or made by the Corporation, notice by the stockholder to be timely must be so received by the Secretary no later than the close of business on the 10th day following the earlier of the day on which the Corporation's notice of the date of the meeting was mailed or the day on which the Corporation's first public disclosure of the date of the meeting was made. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

            The Chairman of the meeting shall have the authority, if the facts warrant, to determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                  ARTICLE II

                                  Directors

Section 1.  Powers

            The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these Bylaws. A director need not be a stockholder. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.

Section 2.  Number; Term of Office

            The number of directors of the Corporation shall be not less than three or the same number as the number of stockholders (or one if there is no stockholder), whichever is less; provided, however, that such number may be increased and thereafter decreased from time to time by vote of a majority of the entire Board of Directors. The number of directors shall not exceed seven ( 7 ). The Board of Directors shall be divided into three classes, with one class to be elected at each annual meeting, as provided in the Charter.

Section 3.  Annual Meeting; Regular Meetings

            As soon as practicable after each annual meeting of stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of other business. No notice of the annual meeting of the Board of Directors need be given if it is held immediately following the annual meeting of stockholders and at the same place. Other regular meetings of the Board of Directors may be held at such times and at such places, within or without the State of Maryland, as shall be designated in the notice for such meeting by the party making the call. All annual and regular meetings shall be general meetings, and any business may be transacted thereat.

Section 4.  Special Meetings

            Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, or by a majority of the directors.

Section 5.  Quorum; Voting

            A majority of the Board of Directors shall constitute a quorum for the transaction of business at every meeting of the Board of Directors; but, if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period exceeding 10 days at any one time or 60 days in all, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Except as hereinafter provided or as otherwise provided by the Charter or by law, directors shall act by a vote of a majority of those members in attendance at a meeting at which a quorum is present.

Section 6.  Notice of Meetings

            Notice of the time and place of every regular and special meeting of the Board of Directors shall be given to each director in the manner provided in Section 2 of Article IX hereof. Subsequent to each Board meeting, and as soon as practicable thereafter, each director shall be furnished with a copy of the minutes of said meeting. At least 24 hours notice shall be given of all meetings. The purpose of any meeting of the Board of Directors need not be stated in the notice.

Section 7.  Vacancies

            (a) If the office of a director becomes vacant for any reason, including increase in the size of the Board, such vacancy may be filled by the Board by a vote of a majority of directors then in office, although such majority is less than a quorum.

            (b) If the vacancy occurs as a result of the removal of a director, the stockholders may elect a successor at the meeting at which the removal occurs.

            (c) If the entire Board of Directors shall become vacant, any stockholder may call a special meeting in the same manner that the Chairman of the Board or the President may call such meeting, and directors for the unexpired terms may be elected at such special meeting in the manner provided for their election at annual meetings.

            (d) A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until a successor is elected and qualifies. A director elected by the stockholders to fill a vacancy shall serve for the unexpired term and until a successor is elected and qualifies.

Section 8.  Rules and Regulations

            The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper and not inconsistent with the laws of the State of Maryland, these Bylaws, and the Charter.

Section 9.  Executive Committee

            The Board of Directors may constitute an Executive Committee, composed of at least two directors, from among its members. The Executive Committee shall hold office at the pleasure of the Board of Directors. Between sessions of the Board of Directors, such Committee shall have all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except those powers specifically denied by law. If any position on the Executive Committee becomes vacant, or if the number of members is increased, such vacancy may be filled by the Board of Directors. The taking of any action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session at the time of such action. The Executive Committee shall hold formal meetings and keep minutes of all of its proceedings. A copy of such minutes shall, after approval by the members of the Committee, be sent to all directors as a matter of information. Any action taken by the Executive Committee within the limits permitted by law shall have the force and effect of Board action unless and until revised or altered by the Board. The presence of not less than a majority of the Committee shall be necessary to constitute a quorum. Action may be taken without a meeting if a unanimous written consent is signed by all of the members of the Committee, and if such consent is filed with the records of the Committee. The Executive Committee shall have the power to elect one of its members to serve as its Chairman unless the Board of Directors shall have designated such Chairman.

Section 10.  Compensation

            The directors may receive a stated salary or an attendance fee for each meeting of the Board of Directors or any committee thereof attended, plus reimbursement of reasonable expenses of attendance. The amount of the salary or attendance fee and any entitlement to reimbursement of expenses shall be determined by resolution of the Board; provided, however, that nothing herein contained shall be construed as precluding a director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11.  Place of Meetings

            Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may from time to time determine. The time and place of meeting may be fixed by the party calling the meeting.

Section 12.  Informal Action by the Directors

            Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent to such action is signed by all members of the Board and such consent is filed with the minutes of the Board.

Section 13.  Telephone Conference

            Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

Section 14.  Audit Committee

            The Board of Directors may constitute an Audit Committee, composed of at least two directors, the majority of whom shall be outside directors. If any position on the Audit Committee becomes vacant, or if the number of members is increased, such vacancy may be filled by the Board of Directors. The presence of not less than a majority of the Committee shall be necessary to constitute a quorum. Action may be taken without a meeting if a unanimous written consent is signed by all of the members of the Committee, and if such consent is filed with the records of the Committee. The Audit Committee shall have the power to elect one if its members to serve as its Chairman unless the Board of Directors shall have designated such Chairman.

The Audit Committee shall make, or cause to be conducted, all of the examinations of the operations of the Corporation and of its general books of account, and shall cause to be conducted all of the independent audits by a certified public accountant of the Corporation's operations and its general books of account. The Audit Committee shall report to the Board of Directors on at least an annual basis with any recommendations and suggestions it may have for the Board's consideration. Such reports shall state whether the Corporation is in a sound condition, whether adequate internal controls and procedures are being maintained, and shall recommend to the Board such changes in the manner of conduction the affairs of the Corporation as shall be deemed advisable.


                                 ARTICLE III

                                   Officers

Section 1.  In General

            The Board of Directors may choose a Chairman of the Board from among the directors. The Board of Directors shall elect a President, a Treasurer, a Secretary, and may elect one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers as the Board may from time to time deem appropriate. All officers shall hold office only during the pleasure of the Board or until their successors are chosen and qualify. Any two of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged, or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees with such powers and duties as the Board may deem proper. In its discretion, the Board of Directors may leave unfilled any offices except those of President, Treasurer, and Secretary.

Section 2.  Chairman of the Board

            The Chairman of the Board, if one is elected, shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. The Chairman shall preside over the meetings of the Board and of the stockholders if present at the meeting. The Chairman shall be the Chief Executive Officer of the Corporation if so designated by resolution of the Board.

Section 3.  President

            The President shall have the responsibility for the active management of the business and general supervision and direction of all of the affairs of the Corporation. In the absence of a Chairman of the Board, the President shall preside over the meetings of the Board and of the stockholders if present at the meeting, and shall perform such other duties as may be assigned by the Board of Directors or the Executive Committee. The President shall have the authority on the Corporation's behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer. The President shall perform such other duties as the Board of Directors may direct and shall be the Chief Executive Officer of the Corporation unless the Chairman of the Board is so designated by resolution of the Board.

Section 4.  Vice Presidents

            The Vice Presidents, in the order of priority designated by the Board of Directors, shall be vested with all the power and may perform all the duties of the President in the latter's absence. They may perform such other duties as may be prescribed by the Board of Directors, the Executive Committee, or the President.

Section 5.  Treasurer

            The Treasurer shall have general supervision over the Corporation's finances, and shall perform such other duties as may be assigned by the Board of Directors or the President. Unless the Board designates another officer, the Treasurer shall be the Chief Financial Officer of the Corporation. If required by resolution of the Board, the Treasurer shall furnish a bond (which may be a blanket bond) with such surety and in such penalty for the faithful performance of duty as the Board of Directors may from time to time require, the cost of such bond to be paid by the Corporation.

Section 6.  Secretary

            The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. The Secretary shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same, together with the minutes of the meeting of the stockholders, the annual statement of affairs of the Corporation and any voting trust or other stockholders agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder during reasonable business hours. The Secretary shall perform such other duties as may be assigned by the Board of Directors.

Section 7.  Assistant Treasurer and Secretary

            The Board of Directors may designate from time to time Assistant Treasurers and Secretaries, who shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

Section 8.  Compensation; Removal; Vacancies

            The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. The Board of Directors shall have the power at any regular or special meeting to remove any officer if, in the judgment of the Board, the best interests of the Corporation will be served by such removal. The Board of Directors may authorize any officer to remove subordinate officers. The Board of Directors may authorize the Corporation's employment of an officer for a period in excess of the term of the Board. The Board of Directors at any regular or special meeting shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.

Section 9.  Substitutes

            The Board of Directors may, from time to time in the absence of any one of its officers or at any other time, designate any other person or persons on behalf of the Corporation to sign any contracts, deeds, notes, or other instruments in the place or stead of any of such officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of the Corporation as fully as if executed by any regular officer.


                                  ARTICLE IV

                                 Resignation

            Any director or officer may resign from office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.


                                  ARTICLE V

                            Commercial Paper, Etc.

            All bills, notes, checks, drafts, and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser, or otherwise, and all assignments and transfers of stock, contracts, or written obligations of the Corporation, and all negotiable instruments, shall be made in the name of the Corporation and shall be signed by any one or more of the following officers as the Board of Directors may from time to time designate: the Chairman of the Board, the President, any Vice President, or the Treasurer, or such other person or persons as the Board of Directors or Executive Committee may from time to time designate.


                                  ARTICLE VI

                                 Fiscal Year

            The fiscal year of the Corporation shall be the 12-month period ending May 31 of each year.


                                 ARTICLE VII

                                     Seal

            The seal of the Corporation shall be in the form of two concentric circles inscribed with the name of the Corporation and the year and State in which it is incorporated. The Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, shall have the right and power to attest to the corporate seal. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word "(SEAL)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.


                                 ARTICLE VIII

                                    Stock

Section 1.  Issue

            Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class of shares of stock owned in the Corporation. Each certificate shall be signed by the Chairman of the Board, the President or any Vice President and be countersigned by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. The signatures of the Corporation's officers and its corporate seal appearing on stock certificates may be facsimiles if each such certificate is authenticated by the manual signature of an officer of a duly authorized transfer agent. Stock certificates shall be in such form, not inconsistent with law and the Charter, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether by reason of death, resignation, or otherwise, before such certificate is issued, then the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of such issuance.

Section 2.  Transfers

            The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem expedient concerning the issue, transfer, and registration of stock certificates. The Board of Directors may appoint one or more transfer agents and/or registrars for its outstanding stock, and their duties may be combined. No transfer of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation, or, as the case may be, of its transfer agent and/or of its registrar, upon surrender and cancellation of a certificate or certificates for a like number of shares.

Section 3.  Record Dates for Dividends and Stockholders' Meeting

            The Board of Directors may fix a date not exceeding 90 days preceding the date of any meeting of stockholders, any dividend payment date, or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, the record date shall be fixed not less than ten days prior to the date of the meeting.

Section 4.  New Certificates

            In case any certificate of stock is lost, stolen, mutilated, or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such indemnity to the Corporation against loss and such other terms and conditions as it may deem advisable. The Board of Directors may delegate such power to any officer or officers of the Corporation or to any transfer agent or registrar of the Corporation; but the Board of Directors, such officer or officers, or such transfer agent or registrar may, in their discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction.


                                  ARTICLE IX

                                    Notice

Section 1.  Notice to Stockholders

            Whenever by law or these Bylaws notice is required to be given to any stockholder, such notice shall be in writing and may be given to each stockholder by personal delivery or at the stockholder's residence or usual place of business, or by mailing it, postage prepaid, and addressed to the stockholder at the address appearing on the books of the Corporation or its transfer agent. Such leaving or mailing of notice shall be deemed the time of giving such notice.

Section 2.  Notice to Directors and Officers

            Whenever by law or these Bylaws notice is required to be given to any director or officer, such notice may be given in any one of the following ways: by personal delivery to such director or officer, by telephone communication with such director or officer personally, or by telephone facsimile transmission, by telegram, cablegram, radiogram, first class mail, or by delivery service providing confirmation of delivery, addressed to such director or officer at the address appearing on the books of the Corporation.
 The time when such notice shall be consigned to a communication company for delivery shall be deemed to be the time of the giving of such notice; if mailed, such notice shall be deemed given 48 hours after the time it is deposited in the mail, postage prepaid.

Section 3.  Waiver of Notice

            Notice to any stockholder or director of the time, place, and/or purpose of any meeting of stockholders or directors required by these Bylaws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.


                                  ARTICLE X

                    Voting of Stock in Other Corporations

            Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the President or a Vice-President or by proxy or proxies appointed by the President or a Vice-President, or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors adopted by a vote of a majority of the directors.


                                  ARTICLE XI

                                  Amendments

            The Board of Directors, and not the stockholders, shall have the exclusive power to make, alter, amend, or repeal the Bylaws of the Corporation.